Exhibit 99.1

PRESS RELEASE

CONTACTS:

Christian Gunning	Andrew Greenebaum / Laura Foster
Director, Corporate Communications	Addo Communications
cgunning@boingo.com	andrewg@addocommunications.com /
(310) 586-4009	lauraf@addocommunications.com
(310) 829-5400

Boingo Wireless Reports Strong First Quarter 2012 Financial Results

LOS ANGELES — May 3, 2012 — Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, today announced the company’s financial results for the first quarter ended March 31, 2012.

First Quarter 2012 Financial Highlights

Boingo Wireless reported revenue of $24.2 million, compared to $21.0 million for the first quarter of 2011, an increase of 15.0 percent.

Adjusted EBITDA was $8.2 million, compared to $5.0 million for the first quarter of 2011, an increase of 62.2 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

Net income attributable to common stockholders was $1.7 million, or $0.05 per diluted share.  This is compared to a net loss attributable to common stockholders of $148 thousand, or ($0.03) per diluted share, for the first quarter of 2011. Net loss attributable to common stockholders for the three months ended March 31, 2011 is inclusive of $1.2 million of accretion of convertible preferred stock.

Management Commentary

“2012 is off to a strong start, reinforcing Boingo Wireless’ market leading position within the wireless eco-system,” said David Hagan, President and Chief Executive Officer of Boingo Wireless. “Continued growth across both our retail and wholesale businesses drove a significant 62% year-over-year increase in Adjusted EBITDA, highlighting our leverageable infrastructure and high margin, recurring revenue streams.  Propelling our profitable growth are the strong network effects and ongoing expansion of our global Wi-Fi platform. Year-to-date, we extended the reach of our domestic managed and operated platform to include new prominent venues: Denver International Airport, Chicago’s U.S. Cellular Field and an agreement with Transit Wireless to manage and operate Wi-Fi networks for the New York City Subway System.  Internationally, we are thrilled to expand upon our Asia presence with the addition of Phuket International Airport.”

Mr. Hagan continued, “In addition, we have an extremely robust pipeline of prospective venue launches that we expect will contribute meaningfully to our financial and competitive position in the quarters and years to come. We also look forward to continuing to expand our private label and roaming partner relationships, grow our installed base of software and expand our footprint internationally.”

Business Highlights

Key accomplishments include:

•                  An agreement with Denver International Airport (DIA) to provide Wi-Fi Internet services for passengers.

•                  An agreement to manage and operate public Wi-Fi access at U.S. Cellular Field, home of the Chicago White Sox.

•                  An agreement with Transit Wireless for Boingo to manage and operate Wi-Fi networks for the New York City Subway System.

•                  An agreement for the launch of the company’s Wi-Fi services at Phuket International Airport.

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ending June 30, 2012, as follows:

Q2 2012

•                  Revenue is expected to be in the range of $25.0 million to $26.0 million

•                  Adjusted EBITDA is expected to be in the range of $7.0 million to $8.0 million

•                  Net income attributable to common stockholders is expected to be in the range of $1.7 million to $2.2 million, or $0.05 to $0.06 per diluted share.

Boingo Wireless is reiterating guidance for the full year ending December 31, 2012, as follows:

Full Year 2012

•                  Revenue is expected to be in the range of $110.5 million to $114.5 million

•                  Adjusted EBITDA is expected to be in the range of $35.5 million to $38.5 million

•                  Net income attributable to common stockholders is expected to be in the range of $9.7 million to $11.7 million, or $0.26 to $0.31 per diluted share.

Conference call information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2012 financial results beginning at 4:30 pm ET (1:30 pm PT), today, May 3, 2012. To participate in the conference call, investors from the U.S. and Canada should dial (877) 941-2068 ten minutes prior to the scheduled start time. International callers should dial (480) 629-9712. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of non-GAAP financial measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation, accretion of convertible preferred stock, income taxes, amortization of intangible assets, stock-based compensation expense, non-controlling interests expense and interest expense (income), net. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 500,000 hotspots worldwide. With a single account, Boingo users can access the mobile internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo through its Concourse Communications Group subsidiary operates wireless networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as quick serve restaurants. For more information about Boingo, please visit http://www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2011 filed with the SEC on April 13, 2012.  Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011

Revenue	$24,187	$21,028
Costs and operating expenses:
Network access	9,855	8,337
Network operations	3,454	3,724
Development and technology	2,658	2,484
Selling and marketing	2,251	1,629
General and administrative	3,327	2,564
Amortization of intangible assets	235	561
Total costs and operating expenses	21,780	19,299
Income from operations	2,407	1,729
Interest and other income (expense), net	56	(66)
Income before income taxes	2,463	1,663
Income taxes (1)	658	479
Net income	1,805	1,184
Net income attributable to non-controlling interests	148	137
Net income attributable to Boingo Wireless, Inc.	1,657	1,047
Accretion of convertible preferred stock	—	(1,195)
Net income (loss) attributable to common stockholders (1)	$1,657	$(148)

Net income (loss) per share attributable to common stockholders:
Basic	$0.05	$(0.03)
Diluted	$0.05	$(0.03)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	33,969	5,899
Diluted	36,632	5,899

(1)          As discussed in the annual report on Form 10-K, the Company revised its March 31, 2011 statement of operations to reflect a correction for income taxes.  The correction is reflected in the March 31, 2011 column above.

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$55,452	$93,933
Restricted cash	465	465
Marketable securities	41,170	—
Accounts receivable, net	8,497	7,382
Prepaid expenses and other current assets	4,282	1,103
Deferred tax assets	2,366	2,366
Total current assets	112,232	105,249
Property and equipment, net	41,916	39,717
Goodwill	25,512	25,512
Other intangible assets, net	9,289	9,511
Deferred tax assets	4,083	4,083
Other assets	3,741	4,848
Total assets	$196,773	$188,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,406	$4,573
Accrued expenses and other liabilities	10,985	12,759
Deferred revenue	15,437	13,575
Current portion of capital leases	40	205
Total current liabilities	30,868	31,112
Deferred revenue, net of current portion	28,203	27,754
Long-term portion of capital leases	168	197
Other liabilities	621	778
Total liabilities	59,860	59,841

Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized, 34,562 and 33,584 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	3	3
Additional paid-in-capital	176,898	170,721
Accumulated deficit	(40,185)	(41,842)
Total common stockholders’ equity	136,716	128,882
Non-controlling interests	197	197
Total stockholders’ equity	136,913	129,079
Total liabilities and stockholders’ equity	$196,773	$188,920

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$1,805	$1,184
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	4,515	2,529
Amortization of intangible assets	235	561
Stock-based compensation	993	206
Forgiveness of notes receivable from stockholder	—	103
Excess tax benefits from stock-based compensation	(1,560)	—
Change in deferred income taxes	—	251
Changes in operating assets and liabilities:
Accounts receivable	(1,115)	73
Unbilled receivables	671	(227)
Prepaid expenses and other assets	1,242	940
Accounts payable	(312)	970
Accrued expenses and other liabilities	(3,122)	(2,785)
Deferred revenue	2,311	1,943
Net cash provided by operating activities	5,663	5,748
Cash flows from investing activities
Increase in restricted cash	—	(23)
Purchases of short-term investments	(41,170)	—
Purchases of property and equipment	(5,089)	(6,361)
Contractual payments related to business acquisition	(14)	(47)
Net cash used in investing activities	(46,273)	(6,431)
Cash flows from financing activities
Excess tax benefits from stock-based compensation	1,560	—
Proceeds from exercise of stock options	1,375	109
Payments of capital leases	(164)	(122)
Payments to non-controlling interests	(642)	(547)
Net cash provided by (used in) financing activities	2,129	(560)
Net decrease in cash and cash equivalents	(38,481)	(1,243)
Cash and cash equivalents at beginning of year	93,933	25,721
Cash and cash equivalents at end of year	$55,452	$24,478

Supplemental disclosure of cash flow information
Cash paid for taxes	$279	$937

Supplemental disclosure of non-cash investing and financing activities
Property and equipment and software maintenance costs in accounts payable, accrued expenses and other liabilities	5,455	2,154
IPO costs in accounts payable, accrued expenses and other liabilities	—	854
Accretion of convertible preferred stock	—	1,195

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Net income (loss) attributable to common stockholders	$1,657	$(148)
Depreciation	4,515	2,529
Stock-based compensation expense	993	206
Income tax expense	658	479
Amortization of intangible assets	235	561
Non-controlling interests	148	137
Interest and other (income) expense, net	(56)	66
Accretion of convertible preferred stock	—	1,195
Adjusted EBITDA	$8,150	$5,025